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NEW ENGLAND ENERGY INCORPORATED
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars) (Unaudited, subject to adjustment)
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ASSETS
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Current assets:
     Temporary cash investment with affiliated company           $21.5
     Prepaid expenses          0.3
     Other current assets           0.3
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          Total current assets               22.1
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          Total assets               $22.1
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
     Accounts payable          $ 0.2
     Accrued taxes           12.9
     Miscellaneous current and accrued liabilities          1.6
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               Total current liabilities          14.7
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Regulatory liabilities          9.3
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               Total liabilities          24.0
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Parent company's investment:
     Subordinated notes payable to parent          23.6
     Accumulated deficit          (25.5)
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               Total parent company's investment          (1.9)
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               Total liabilities and parent company's investment
$22.1
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